UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2006
WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor
New York, NY	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Section 5       Corporate Governance and Management
Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) On March 31, 2006, Leslie Moonves, a director of the Company, notified the Company of his resignation as a director of the Company, effective as of April 4, 2006.
     (d) On March 31, 2006, the Company’s Board of Directors (the “Board”) elected Walter Berger, the Chief Financial Officer and an Executive Vice President of CBS Radio Inc., as a Class II director of the Company, effective as of the date of Mr. Moonves’ resignation (April 4, 2006). Mr. Berger has not been named to serve on any committees of the Board. In addition, Mr. Carnesale, an existing director of the Company, ceased to be a member of the Audit Committee in connection with the Board’s election of Grant F. Little, III as a director and member of the Audit Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: April 4, 2006	By:	/s/ David Hillman Name: David Hillman
Title: EVP, Business Affairs, General Counsel and Secretary